As filed with the Securities and Exchange Commission on September 4, 2020

File No. 001-39286

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Nielsen SpinCo B.V.1

(Exact name of Registrant as specified in its charter)

Netherlands	98-1539692
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Diemerhof 2, Diemen	1112XL
(Address of Principal Executive Offices)	(Zip Code)

31203988777

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Exchange on Which Each Class is to Be Registered
Ordinary shares, nominal value of €0.01 per share	[ ]

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

[1]

Prior to the date of the distribution of the ordinary shares of Nielsen SpinCo B.V., we intend to change our corporate form from a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) into a Dutch public limited company (naamloze vennootschap).

NIELSEN SPINCO B.V.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN JOINT PROXY STATEMENT/INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the joint proxy statement/information statement filed herewith as Exhibit 99.1. None of the information contained in the joint proxy statement/information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the joint proxy statement/information statement entitled “Joint Proxy Statement/Information Statement Summary,” “Risk Factors,” “SpinCo Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SpinCo,” “SpinCo’s Relationship with Nielsen Following the Separation and Distribution,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the section of the joint proxy statement/information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the joint proxy statement/information statement entitled “Selected Historical Financial Data of SpinCo,” “Unaudited Pro Forma Condensed Combined Financial Statements of SpinCo,” “Unaudited Pro Forma Condensed Consolidated Financial Statements of Nielsen” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SpinCo.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the joint proxy statement/information statement entitled “SpinCo Business—Properties.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the joint proxy statement/information statement entitled “Security Ownership of Certain Beneficial Owners and Management of SpinCo.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the sections of the joint proxy statement/information statement entitled “SpinCo Management” and “SpinCo Directors.” Those sections are incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the joint proxy statement/information statement entitled “SpinCo Directors—Compensation Committee Interlocks and Insider Participation,” “SpinCo Executive Compensation,” and “SpinCo Director Compensation Following the Separation and Distribution.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the joint proxy statement/information statement entitled “SpinCo Management,” “SpinCo Directors,” and “SpinCo’s Relationship with Nielsen Following the Separation and Distribution.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the joint proxy statement/information statement entitled “SpinCo Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Shareholder Matters.

The information required by this item is contained under the sections of the joint proxy statement/information statement entitled “The Separation and Distribution,” “SpinCo Dividend Policy,” “SpinCo Capitalization,” and “Description of SpinCo’s Ordinary Shares.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the joint proxy statement/information statement entitled “Description of Material Indebtedness of SpinCo” and “Description of SpinCo’s Ordinary Shares.” Those sections are incorporated herein by reference.

Item 11. Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections of the joint proxy statement/information statement entitled “The Separation and Distribution,” “SpinCo Dividend Policy,” and “Description of SpinCo’s Ordinary Shares.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the joint proxy statement/information statement entitled “Description of SpinCo’s Ordinary Shares—Liability and Indemnification Matters.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the joint proxy statement/information statement entitled “Index to Financial Statements of SpinCo” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the joint proxy statement/information statement entitled “Index to Financial Statements of SpinCo” and the financial statements referenced therein. That section is incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement*

3.1	Form of Deed of Incorporation of Nielsen SpinCo B.V.*

3.2	Form of Articles of Association of Nielsen SpinCo N.V.*

10.1	Form of Transition Services Agreement*

10.2	Form of Tax Matters Agreement*

10.3	Form of Employee Matters Agreement*

10.4	Form of Intellectual Property Matters Agreement*

10.5	Form of Trademark License Agreement*

10.6	Form of Master Services Agreement*

10.7	Form of Nielsen SpinCo N.V. Long-Term Incentive Plan*

10.8	Form of Indemnification Agreement by and between Nielsen SpinCo N.V. and individual directors or officers*

21.1	List of Subsidiaries of Nielsen SpinCo N.V.*

99.1	Joint Proxy Statement/Information Statement of Nielsen SpinCo B.V., preliminary and subject to completion, dated September 4, 2020

99.2	Form of Notice of Internet Availability of Joint Proxy Statement/Information Statement Materials*

99.3	Form of Proxy Card*

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NIELSEN SPINCO B.V.

By:	VNU International B.V., its director

By:	/s/ Marieke van ‘t Riet
Name: Marieke van ‘t Riet
Title: Director

Date: September 4, 2020

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